Exhibit 24.2

                       CERTIFIED COPY OF RESOLUTIONS
                                    OF
                          THE BOARD OF DIRECTORS
                                    OF
                            FLUKE CORPORATION


The undersigned being the duly elected Secretary of Fluke Corporation, a Washington corporation (the "Company"), does hereby certify that the following resolutions were duly adopted by the Board of Directors of the Company on June 22, 1994, and that said resolutions have not been rescinded or modified and are in full force and effect as of the date hereof:

RESOLVED, that the Securities and Exchange Commission (SEC) registration for the 1988 Stock Incentive Plan be amended to increase the maximum number of shares issuable pursuant to the plan from 600,000 to 1,500,000 shares;

FURTHER RESOLVED, that the Company register an additional 300,000 shares with the Securities and Exchange Commission (SEC) related to the Employee Stock Purchase Plan;

FURTHER RESOLVED, that Registration Statements or post-effective amendments thereto on Form S-8 covering the registration under the Securities Act of 1933, as amended, of shares of $.25 par value Common Stock of the Company (the "Common Stock"), to be offered by the Company, pursuant to the above mentioned plans, be prepared by the appropriate Company officers and filed with the Securities and Exchange Commission; and that George M. Winn, President and Chief Operating Officer, John R. Smith, Vice President, Treasurer, Barry L. Rowan, Vice President, Chief Financial Officer, and Douglas G. McKnight, Vice President, General Counsel and Corporate Secretary, and each of them, with full power to act without the other, be and hereby are authorized to sign (1) any and all Registration Statements (or post-effective amendments thereto), on Form S-8, with such changes therein as shall be approved by such person executing said Registration Statements or Amendments, the execution thereof to be conclusive evidence of such approval, and (2) any and all amendments to such Registration Statements, on behalf of and as attorneys for the Company and on behalf of and as attorneys for the Principal executive officer and/or the principal financial officer and/or the principal accounting officer and/or any other officer of the Company;

FURTHER RESOLVED, that in connection with the Registration Statements described above, the proper officers of the Company be, and each of them hereby is, authorized and directed in the name and on behalf of the Company, to take any and all actions which they may deem necessary to advisable in order to obtain a license or permit, or register or qualify the Common Stock, for issuance and sale under the Securities or "Blue Sky" laws of such of the states of the United States of America or any other jurisdiction as such officer may deem advisable, and in connection with such licenses, permits, registrations and qualifications, to execute, acknowledge, verify, deliver, file and publish all such applications, reports, issuer's covenants, resolutions, irrevocable consents to service of process, surety bonds, powers of attorney and other papers and instruments as may be required under such laws, and to take any and all further action which may be deemed necessary or advisable in order to maintain such registration in effect for as long as they may deem it to be in the best interest of the Company; and that the execution by such officers of any such papers or instruments or the doing by them of any act in connection with the matters hereinabove in this resolution referred to shall conclusively establish their authority from the Company and the approval and ratification by the Company of the papers and instruments so executed and actions so taken;

RESOLVED FURTHER, that the proper officers of the Company and its counsel be and they hereby are authorized to take such further action and to execute and deliver all such agreements, certificates, instruments and documents, in the name and on behalf of the Company and under its corporate seal, and to pay all such costs and expenses as in their judgment shall be necessary and advisable in order to fully carry out the intent and accomplish the purposes of the foregoing resolutions.

IT WITNESS WHEREOF, I have hereunto signed my name this 31st day of August, 1994.





                                             /s/ Douglas G. McKnight
                                             Douglas G. McKnight, Secretary











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